UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Blvd. Suite 250
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(19900 MacArthur Boulevard, Suite 550, Irvine, California 92612)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2024, Eledon Pharmaceuticals, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Sales Agreement”) with Guggenheim Securities, LLC (“Guggenheim Securities”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having aggregate sales proceeds of up to $75,000,000, from time to time, through an “at the market” equity offering program under which Guggenheim Securities will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the time period during which sales are requested to be made and the limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Guggenheim Securities may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market or on any other existing trading market for the Common Stock. The Company and Guggenheim Securities may each terminate the Sales Agreement at any time upon ten trading days’ notice as set forth in the Sales Agreement. Under the terms of the Sales Agreement, the Company may also sell shares to Guggenheim Securities acting as principal for Guggenheim Securities’ own account.

The compensation to Guggenheim Securities for sales of the Common Stock pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

The shares will be issued pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2024 (File No. 333-282260). No sales may be made under the registration statement until it has been declared effective by the SEC.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Open Market Sale Agreement, dated September 20, 2024, by and between Eledon Pharmaceuticals, Inc. and Guggenheim Securities, LLC (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-3, filed on September 20, 2024).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eledon Pharmaceuticals, Inc.

Date:	September 20, 2024	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David-Alexandre C. Gros, M.D. Title: Chief Executive Officer